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                                                                 Exhibit (23)(b)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-32229, 333-58686, 333-76347), S-3 (Nos.
333-125553, 333-52560, 333-27849, 333-74958, 333-45556, 333-119255, 333-119256,
333-37241), and S-4 (Nos. 33-60007, 33-55805) of CMS Energy Corporation of our report dated February 25, 2005 relating to the financial statements, management's assessment on the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Midland Cogeneration Venture L.P. which appears in the CMS Energy Corporation Form 10-K/A for the year ended December 31, 2004.




/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
June 24, 2005